Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG Pharmaceuticals Announces Preliminary 2015 Financial Results and Provides 2016 Financial Guidance

• Achieves record 2015 annual Feraheme® and Makena® product sales: Makena grows approximately 52% over 2014

• Two maternal health transactions in 2015 to bolster future revenue growth and sustainability

• Company guides to approximately $545 million and $270 million in 2016 revenue and adjusted EBITDA(1)

WALTHAM, MA (January 11, 2016) — AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today provided a business update, announced preliminary unaudited fourth quarter and annual 2015 financial results and provided 2016 financial guidance. The company will present further details at the 34th Annual J.P. Morgan Healthcare Conference in San Francisco on Wednesday, January 13, 2016 at 10:00 a.m. Pacific time.

“2015 was a transformational year filled with acquisition, integration and transition as we built a strong and diversified base of business with significant growth potential. Today we reported preliminary 2015 product revenues that were more than triple the revenues reported in 2014, and we anticipate achieving significant annual earnings in 2015 for the first time in the company’s history,” said William Heiden, chief executive officer of AMAG. “Our 2016 financial outlook guides to product revenue growth of greater than 40% and increased profitability. Key corporate priorities in 2016 include progressing our next generation development programs for Makena and Feraheme, as well as continuing to expand our product portfolio through acquisitions.”

Preliminary 2015 Financial Results (unaudited)

AMAG’s preliminary and unaudited financial results for the fourth quarter and full year 2015 include the results of Cord Blood Registry® (CBR), effective from the closing date of the acquisition (August 17, 2015) through the end of 2015.

Fourth quarter 2015

AMAG expects fourth quarter 2015 total non-GAAP product revenue of between $116 million and $124 million(2), which includes net product sales for Makena® (hydroxyprogesterone caproate injection) of

(1)  Represents midpoint of 2016 guidance for total revenue and adjusted EBITDA guidance. Based on projected total revenues of between $537 million and $587 million on a GAAP basis after $17 million of purchase accounting adjustments related to CBR deferred revenue. See GAAP to non-GAAP reconciliation of 2016 financial guidance at the conclusion of this press release.

(2)  Includes approximately $12 million of purchase accounting adjustments related to CBR deferred revenue. CBR was acquired in August 2015.

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between $66 million and $70 million and for Feraheme® (ferumoxytol) injection and MuGard® of between $22 million and $24 million. Non-GAAP CBR revenue is expected to be between $28 million and $30 million, which includes a purchase accounting adjustment to deferred revenue.(2) On a GAAP basis, total product revenue is expected to be between $104 million and $112 million and CBR revenue is expected to be between $16 million and $18 million. The weighted average basic and non-GAAP diluted shares outstanding for the fourth quarter of 2015 totaled 34.7 million and 41.6 million, respectively.(3)

Full year 2015

AMAG expects total non-GAAP revenue of between $431 million and $441 million.(4),(5)  Net product sales in 2015 are expected to be between $250 million and $254 million for Makena and between $89 million and $91 million for Feraheme and MuGard combined. CBR revenue is expected to be between $42 million and $44 million on a non-GAAP basis, which includes a purchase accounting adjustment to deferred revenue.(4) On a GAAP basis, total revenue is expected to be between $412 million and $422 million and CBR revenue is expected to be between $23 million and $25 million. The company ended 2015 with $467 million in cash and investments and total debt of $1.05 billion.

2016 Financial Guidance(6)

The company expects to achieve the following financial results in 2016:

$ in millions	2016 Guidance
Makena sales	$310 - $340
Feraheme and MuGard sales	$95 - $105
Non-GAAP CBR revenue	$115 - $125
Total revenue	$520 - $570
Non-GAAP adjusted EBITDA	$255 - $285
Non-GAAP cash earnings	$195 - $225

“With the majority of the commercial integration of CBR behind us, and our newly expanded maternal health sales force calling on more physicians with Makena and CBR, we believe we are well positioned for significant growth in 2016. Our Feraheme business has returned to growth in the second half of 2015, with the potential for future label and market expansion,” said Frank Thomas, president and chief operating officer of AMAG. “Our growing portfolio of products provides a strong base from which to continue to pursue our strategy of acquiring commercial and/or late-stage development products that provide clear benefits and improve the lives of the patients we serve.”

Webcast Information

A live audio webcast of the company’s presentation and the following breakout session, along with the accompanying slide presentation at the 34th Annual J.P. Morgan Healthcare Conference, will be accessible

(3)  See share count reconciliation at the conclusion of this press release.

(4)  Includes approximately $19 million of purchase accounting adjustments related to CBR deferred revenue. CBR was acquired in August 2015.

(5)  Includes $50-$52 million of collaboration revenue related to Takeda Pharmaceuticals Company Limited, including $39.2 million related to the termination of the company’s ex-US ferumoxytol marketing agreement.

(6)  See GAAP to non-GAAP reconciliation of 2016 financial guidance at the conclusion of this press release.

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through the Investors section of the company’s website at www.amagpharma.com on January 13, 2016 at 10:00 a.m. P.T. (1:00 p.m. E.T.).  Following the conference, the webcast will be archived on the company’s website until February 13, 2016.

Use of Non-GAAP Financial Measures

AMAG has presented certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP adjusted EBITDA (earnings before income taxes, depreciation and amortization), non-GAAP net income, or cash earnings. These non-GAAP financial measures certain amounts, revenue, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP). Management believes this non-GAAP information is useful for investors, taken in conjunction with AMAG’s GAAP financial statements, because it provides greater transparency regarding AMAG’s operating performance. Management uses these measures, among other factors, to assess and analyze operational results and trends and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of AMAG’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between these non-GAAP financial measures and the most comparable GAAP financial measures are included in the footnotes above and in the tables at the conclusion of this press release.

About AMAG

AMAG Pharmaceuticals uses its business and clinical expertise to develop and commercialize products that provide clear benefits and improve people’s lives. Based in Waltham, MA, AMAG has a diverse portfolio of products in the areas of maternal health, anemia management and cancer supportive care. AMAG continues to work to expand the impact of these and future products for patients by delivering on its growth strategy, which includes organic growth, as well as the pursuit of products and companies that align with AMAG’s existing therapeutic areas or those that could benefit from its proven core competencies. For additional company information, please visit www.amagpharma.com.

About Cord Blood Registry® (CBR®)

CBR is the world’s largest newborn stem cell company. Founded in 1992, CBR is entrusted by parents with storing more than 600,000 cord blood and cord tissue units. CBR is dedicated to advancing the clinical application of newborn stem cells by partnering with leading research institutions to support FDA-regulated clinical trials for conditions that have no cure today. For more information, please visit www.cordblood.com.

Forward-Looking Statements

This press release contains forward-looking information about AMAG Pharmaceuticals, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, statements regarding expected 2015 preliminary fourth quarter and full year financial results, including revenues and year end cash and investment balances and total debt; AMAG’s 2016 key priorities, including product

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development and portfolio expansion objectives; AMAG’s 2016 financial outlook, including revenue, adjusted EBITDA and cash earnings, beliefs regarding AMAG’s growth strategy and position for significant growth in 2016, including the potential for future label and market expansion and AMAG’s ability to provide clear benefits and improve patients’ lives are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, those risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2014, its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2015 and September 30, 2015 and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals® and Feraheme® are registered trademark of AMAG Pharmaceuticals, Inc. MuGard® is a registered trademark of Abeona Therapeutics, Inc. (formerly known as PlasmaTech Biopharmaceuticals, Inc. and Access Pharmaceuticals, Inc.). Makena® is a registered trademark of Lumara Health Inc. Lumara HealthTM is a registered trademark of Lumara Health. Cord Blood Registry® and CBR® are registered trademarks of CBR Systems, Inc.

CONTACT:

Linda Lennox

Vice President, Investor Relations

617-498-2846

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AMAG Pharmaceuticals, Inc.

Reconciliation of 2016 Financial Guidance

of Non-GAAP Adjusted EBITDA and Non-GAAP Cash Earnings

(unaudited, amounts in millions)

2016 Financial Guidance
GAAP net income	$11 - 41
CBR deferred revenue purchase accounting adjustments	17
Depreciation and amortization	90
Interest expense, net	72
Provision for income taxes	20
EBITDA	$210 - 240
Non-cash inventory step-up adjustments	5
Stock-based compensation	27
Adjustment to contingent consideration	12
Restructuring costs	1
Adjusted EBITDA	$255 - 285
Cash interest expense	(60)
Non-GAAP cash earnings	$195 - 225

AMAG Pharmaceuticals, Inc.

Share Count Reconciliation

(amounts in millions)

Three Months Ended December 31, 2015
Weighted average basic shares outstanding	34.7
Employee equity incentive awards	0.7
Convertible notes	7.4
GAAP diluted shares outstanding	42.8
Bond hedge adjustment	(1.2)
Non-GAAP diluted shares outstanding	41.6

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